UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2019

EP ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36253	46-3472728
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

EP ENERGY LLC

(Exact name of registrant as specified in its charter)

Delaware	333-183815	45-4871021
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1001 Louisiana Street

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 997-1200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, EP Energy Corporation (the “Company”) did not make the approximately $40.0 million cash interest payment (the “Interest Payment”) due and payable on August 15, 2019 with respect to the 8.00% Senior Secured Notes due 2025 (the “Notes”) issued by EP Energy LLC and Everest Acquisition Finance Inc., both wholly-owned subsidiaries of the Company, under the indenture governing the Notes (the “Indenture”).

The Company’s failure to make the Interest Payment within thirty days after it was due and payable constitutes an “event of default” under the Indenture. As active discussions with certain of the Company’s creditors are still ongoing regarding the Company’s evaluation of strategic alternatives, the Company will not make the Interest Payment prior to the expiration of the thirty day grace period, resulting in an event of default under the Indenture. An event of default under the Indenture also constitutes an “event of default” under the Company’s Credit Agreement, dated as of May 24, 2012 (as amended, amended and restated, modified or supplemented to date, the “Credit Agreement”), among EPE Acquisition, LLC, EP Energy LLC, as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

On September 14, 2019, certain of the Company’s subsidiaries, entered into forbearance agreements (each a “Forbearance Agreement” and collectively the “Forbearance Agreements”) with (i) certain beneficial owners and/or investment advisors or managers of discretionary accounts for the beneficial owners of greater than 70% of the aggregate principal amount of the outstanding Notes (collectively, the “Noteholders”) and (ii) certain lenders holding greater than a majority of the revolving commitments under the Credit Agreement and the administrative agent and collateral agent under the Credit Agreement (collectively, the “Credit Agreement Forbearing Parties”).

Pursuant to the Forbearance Agreements, subject to certain terms and conditions, the Noteholders and the Credit Agreement Forbearing Parties have agreed to temporarily forbear from exercising any rights or remedies they may have in respect of the aforementioned events of default. The Forbearance Agreements terminate at 11:59 p.m. New York City time on September 22, 2019, unless extended or certain specified circumstances cause an earlier termination. We cannot provide any assurance that the Noteholders or Credit Agreement Forbearing Parties will agree to extend the terms of the Forbearance Agreements.

The above descriptions of the terms of the Forbearance Agreements do not purport to be complete and are qualified in their entirety by the full text of the Forbearance Agreements, which are attached as exhibits hereto and are incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to the payment of the Interest Payment, the review of strategic alternatives and discussions with creditors. Such statements are subject to risks and uncertainties that could cause results to differ materially from the Company’s expectations, including the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as updated in the Company’s subsequently filed Quarterly Reports on Form 10-Q. While the Company makes these statements in good faith, neither the Company nor its management can guarantee that anticipated future results will be achieved. The Company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the Company, whether as a result of new information, future events, or otherwise.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Forbearance Agreement, dated September 14, 2019, by and among EP Energy LLC, Everest Acquisition Finance Inc., the guarantors under the Indenture and the Noteholders.

10.2	Forbearance Agreement, dated as of September 14, 2019, among EPE Acquisition, LLC, EP Energy LLC, as borrower, and the Credit Agreement Forbearing Parties.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

EP ENERGY CORPORATION

Date: September 16, 2019	By:	/s/ Jace D. Locke
Jace D. Locke
Vice President, General Counsel and Corporate Secretary

EP ENERGY LLC

	By:	/s/ Jace D. Locke
Jace D. Locke
Vice President, General Counsel and Corporate Secretary

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